UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

Amtech Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive
Tempe, Arizona		85288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 967-5146

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On January 17, 2023, Amtech Systems, Inc., an Arizona corporation (the “Company”), acquired Entrepix, Inc., an Arizona corporation (“Entrepix”), through a reverse triangular merger resulting in Entrepix becoming a wholly owned subsidiary of the Company. The acquisition was consummated pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”), dated January 17, 2023, by and among the Company, Emerald Merger Sub, Inc., an Arizona corporation and wholly owned subsidiary of the Company (“Merger Sub”), Entrepix, Timothy P. Tobin, solely in his capacity as the shareholders’ representative, and the Key Shareholders (as defined in the Merger Agreement). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub merged with and into Entrepix (the “Merger”), with Entrepix surviving the Merger as a direct, wholly owned subsidiary of the Company. At the closing of the Merger on January 17, 2023 (the “Closing”), the Company paid a purchase price of $35.0 million, subject to certain customary purchase price adjustments. The Company used cash on hand and the net proceeds from the Term Loan (as described below) to pay the purchase price at the Closing.

The Merger Agreement includes representations, warranties and covenants of the parties that are customary for a transaction of this nature. The Merger Agreement also contains certain indemnification obligations with respect to breaches of representations and warranties and certain other specified matters. To provide for losses for which the Company would not otherwise be able to seek indemnification from Entrepix under the Merger Agreement, the Company purchased a buyer-side representations and warranties insurance policy (the “R&W Policy”), which R&W Policy was issued as of the Closing, and which will be its primary recourse with respect to breaches of Entrepix’s representations and warranties. The R&W Policy is subject to coverage limitations and certain customary terms, exclusions and deductibles, which limit the Company’s ability to make recoveries under the R&W Policy.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which will be timely filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

The Merger Agreement has been described above and will be filed to provide investors with information regarding its terms and is not intended to provide any factual information about the Company or Entrepix. The representations, warranties and covenants in the Merger Agreement were made only for the purpose of the Merger Agreement and solely for the benefit of the parties to the Merger Agreement as of specific dates. Such representations, warranties and covenants (i) may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, (ii) may or may not have been accurate as of any specific date, and (iii) may be subject to important limitations and qualifications and may therefore not be complete. The representations, warranties and covenants in the Merger Agreement may also be subject to standards of materiality applicable to the contracting parties that may differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Entrepix or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Loan and Security Agreement

On January 17, 2023, the Company entered into a Loan and Security Agreement (the (“LSA”) by and among the Company, its U.S. based wholly owned subsidiaries Bruce Technologies, Inc., a Massachusetts corporation, BTU International, Inc., a Delaware corporation, Intersurface Dynamics, Incorporated, a Connecticut corporation, P.R. Hoffman Machine Products, Inc., an Arizona corporation, and Entrepix, Inc., (collectively the “Borrowers”), and UMB Bank, N.A., national banking association (the “Lender”). The LSA provides for (i) a term loan (the “Term Loan”) in the amount of $12.0 million maturing January 17, 2028, and (ii) a revolving loan facility (the “Revolver”) with an availability of $8.0 million maturing January 17, 2024.

The Term Loan and Revolver are secured by a first priority lien on substantially all of the Borrowers’ assets (other than certain customary excluded assets) and the LSA contains customary events of default, representations and warranties, and covenants that restrict the Borrowers’ ability to, among other things, incur additional indebtedness, other than permitted indebtedness, enter into mergers or acquisitions, sell or otherwise dispose of assets, or pay dividends, subject to customary exceptions.

The LSA additionally contains financial covenants such that, as of the end of each of its fiscal quarters, beginning March 31, 2023, the Borrowers must maintain (i) a ratio of consolidated debt owed to Lender to consolidated EBITDA (as defined in the LSA) for such fiscal quarter, of not greater than 1.50 to 1.00, through December 31, 2024, based on a building 4 quarters (as described in the LSA), and then 1.00 to 1.00 each fiscal quarter thereafter, (ii) a ratio of (a) the total for such fiscal quarter of EBITDAR (as defined in the LSA) minus the sum of all (i) income taxes paid in cash plus cash dividends/distributions plus maintenance Capital Expenditures (as defined in the LSA) plus management fees paid in cash, to (b) the sum for such fiscal quarter of (1) Interest Charges (as defined in the LSA) plus (2) required payments of principal on Debt (as defined in the LSA) (including the Term Loan, but excluding the Revolver) plus (3) operating lease/rent expense, of not less than 1.30 to 1.00 based on a building 4 quarters (as described in the LSA), and (iii) a consolidated working capital of current assets (excluding related party receivables and prepaid expenses) minus current liabilities of at least $35.0 million.

The foregoing does not purport to be a complete description of the terms of the LSA and such description is qualified in its entirety by reference to the LSA, a copy of which will be timely filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under “Item 1.01 - Entry into a Material Definitive Agreement – Merger Agreement” is incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 - Entry into a Material Definitive Agreement – Loan and Security Agreement” is incorporated in this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On January 17, 2023, the Company issued a press release announcing the entry into the Merger Agreement and the consummation of the Closing. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. On January 17, 2023, the Company uploaded to its website an investor presentation as part of the announcement of the entry into the Merger Agreement. A copy of the investor presentation is attached hereto as Exhibit 99.2.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 and Exhibit 99.2 furnished herewith, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of Entrepix required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description of Exhibits
99.1	Press Release dated January 17, 2023
99.2	Investor Presentation dated January 17, 2023
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date:	January 17, 2023	By:	/s/ Lisa D. Gibbs
Name: Lisa D. Gibbs Title: Vice President and Chief Financial Officer